As filed with the Securities and Exchange Commission on March 29, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Einstein Noah Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

13-3690261

(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300

Lakewood, Colorado 80228

Telephone: (303) 568-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rhonda J. Parish

Chief Legal, People and Risk Officer

555 Zang Street, Suite 300

Lakewood, Colorado 80228

Telephone: (303) 568-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Zip Code, of Agent for Service)

Copies to:

Gary C. Ivey

Kristen Hughes

Alston & Bird LLP

101 South Tryon Street, Suite 4000

Charlotte, North Carolina

Telephone: (704) 444-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $.001 per share	10,733,469	$14.69	$157,674,660	$21,506.82

(1)	Pursuant to Rule 416 under the Securities Act, the securities registered hereunder also include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the Registrant’s common stock traded on the Nasdaq Global Select Market on March 28, 2013.
(3)	Calculated pursuant to Rule 457(c) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2012

Prospectus

Einstein Noah Restaurant Group, Inc.

10,733,469 Shares of Common Stock

This prospectus relates to the resale of up to 10,733,469 shares of our common stock that are currently outstanding and held by Greenlight Capital, L.L.C. and its affiliates (“Greenlight”). The Company is not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of such shares. A selling shareholder, or its pledgees, donees, assignees, transferees or successors-in-interest, may offer the shares from time to time through ordinary brokerage transactions, transactions in which brokers solicit purchases, negotiated transactions, or in a combination of such methods of sale, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We cannot predict when or in what amounts a selling shareholder may sell any of the shares offered by this prospectus.

This prospectus provides a general description of the securities the selling shareholders may offer and the plan of distribution therefor. Each time the selling shareholders sell securities, specific terms of such transaction may be provided in a supplement to this prospectus, to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, before you invest.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the Nasdaq Global Select Market and traded under the symbol “BAGL.” On March 28, 2013, the closing sale price of our common stock on such market was $14.83 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March [—], 2013

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “we,” “us,” and “our” and similar terms refer to Einstein Noah Restaurant Group, Inc. References to our “common stock” refer to the common stock, par value $.001 per share, of Einstein Noah Restaurant Group, Inc.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, we have made forward-looking statements in our filings, and we may make forward-looking statements in future filings, with the SEC, that are incorporated by reference in this prospectus. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future performance or achievements expressed or implied by these forward-looking statements. Factors that might cause actual events or results to differ materially from those indicated by these forward-looking statements may include matters such as future economic performance, general economic conditions, consumer preferences and spending, costs, competition, new product execution, restaurant openings or closings, operating margins, the availability of acceptable real estate locations, the sufficiency of our cash balances and cash generated from operating and financing activities for our future liquidity and capital resource needs, growth of franchise and licensing, the impact on our business as a result of Federal and/or State legislation including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules promulgated thereunder, future litigation and other matters, and are generally accompanied by words such as: “believes,” “anticipates,” “plans,” “intends,” “estimates,” “predicts,” “targets,” “expects,” “contemplates” and similar expressions that convey the uncertainty of future events or outcomes. These risks and uncertainties include, but are not limited to, the risk factors discussed under “Risk Factors” and matters described in this prospectus generally.

Our forward-looking statements speak only as of the date the statement is made. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required under applicable law. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained or incorporated by reference in this filing will in fact occur. Given these uncertainties, you should not place undue reliance on our forward-looking statements.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus, including our financial statements, the notes to those financial statements, before making an investment decision. See “Risk Factors” on page 4 and in the Annual Report on Form 10-K for the fiscal year ended January 1, 2013, which is incorporated by reference into this prospectus, for a discussion of the risks involved in investing in our securities.

Company Overview

Einstein Noah Restaurant Group, Inc. is a Delaware corporation operating primarily under the Einstein Bros. Bagels, Noah’s New York Bagels and Manhattan Bagel Company brands. We commenced operations as an operator and franchisor of coffee cafes in 1993. Substantial growth in our restaurant counts have occurred organically and through a series of acquisitions. Our largest acquisition was in 2001 when we acquired substantially all the assets of Einstein/Noah Bagel Corp. We have also grown by opening company-owned restaurants, working with franchisees on development agreements and promoting the licensing of our brand.

We are the largest owner/operator, franchisor and licensor of bagel specialty restaurants in the United States. As of January 1, 2013, we had 816 restaurants in 39 states and in the District of Columbia. In January 2013, we opened an Einstein Bros. franchise in Montana, our fortieth state. As a leading fast-casual restaurant chain, our restaurants specialize in high-quality foods for breakfast, lunch and afternoon snacks in a bakery-café atmosphere with a neighborhood emphasis. Collectively, our concepts span the nation with Einstein Bros. restaurants, Noah’s restaurants in California and Manhattan Bagel restaurants concentrated in eight states primarily in the Northeast. Currently, our Einstein Bros. and Noah’s are predominantly company-owned or licensed and our Manhattan Bagel restaurants are predominantly franchised.

Our product offerings include fresh-baked bagels and other bakery items baked on-site, made-to-order breakfast and lunch sandwiches on a variety of bagels, breads or wraps, gourmet soups and salads, assorted pastries, premium coffees and an assortment of snacks. Our manufacturing and independent distribution network delivers high-quality ingredients that are delivered fresh to our restaurants. We seek to create an inviting atmosphere which enables us to attract a diverse group of customers, approximately 60% women and 40% men, primarily in the middle to upper-middle income brackets within our breakfast traffic.

We believe that controlling the development, sourcing, manufacturing and distribution of our key products is an important element in ensuring both quality and profitability. To support this strategy, we have developed proprietary recipes, invested in processing technology and manufacturing capacity, and aligned ourselves with strategic suppliers.

We also believe that through franchising and licensing, we are able to increase our geographic footprint and brand recognition. This allows us to generate additional revenues without incurring significant additional expenses, such as those for capital commitments and rents, and avoid many of the other risks associated with opening new company-owned restaurants.

Corporate Information

Our principal executive offices are located at 555 Zang Street, Suite 300, Lakewood, Colorado, our telephone number at that address is (303) 568-8000 and our Internet address is www.einsteinnoah.com. The information on our Internet website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to the Company, we, us, and our refer to Einstein Noah Restaurant Group, Inc.

The Offering

Issuer	Einstein Noah Restaurant Group, Inc.

Shares of common stock offered by us	None

Shares of common stock offered by the selling stockholders	10,733,469

Shares of common stock outstanding before this offering	17,305,660

Shares of common stock outstanding after the completion of this offering, assuming the sale of all shares offered hereby	17,305,660

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the selling stockholders

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 4 and in the documents we incorporate by reference in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks below relating to our common stock and the additional risks relating to our business and our industry under the heading “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended January 1, 2013, filed with the SEC on March 1, 2013,incorporated by reference in this prospectus (which risks may be update, amended or supplemented from time to time in the future by other documents we file with the SEC), the other information in this prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have a majority stockholder and are a “controlled company”.

Greenlight beneficially owns approximately 62.0% of our common stock as of March 29, 2013. As a result, Greenlight has sufficient voting power, without the vote of any other stockholders, to determine what matters will be submitted for approval by our stockholders, to elect all of the members of our board of directors, and to determine whether a change in control of the Company occurs. Greenlight’s interests on matters submitted to stockholders may be different from those of other stockholders. Greenlight has voted its shares to elect our current board of directors, and the chairman of our board of directors was an employee of Greenlight until February 2011, when he retired from Greenlight.

We have listed our common stock on the NASDAQ Global Market. NASDAQ rules require us to have an audit committee consisting entirely of independent directors. However, under NASDAQ rules, if a single stockholder holds more than 50% of the voting power of a listed company, that company is considered a “controlled company”, and is exempt from several other corporate governance rules, including the requirement that companies have a majority of independent directors and independent director involvement in the selection of director nominees and in the determination of executive compensation. As a result, our stockholders do not have, and may never have, the protections that these rules are intended to provide. We currently have a majority of independent directors on the board of directors and an audit committee and a compensation committee that each consist entirely of independent directors. We do not have a nominating committee; however, all directors participate in the consideration of director nominees.

Future sales of shares of our common stock by our stockholders could cause our stock price to fall.

If a substantial number of shares of our common stock are sold in the public market, the market price of our common stock could fall. The perception among investors that these sales will occur could also produce this effect. Sales of our common stock by our majority stockholder, Greenlight, or a perception that Greenlight will sell their shares, pursuant to this prospectus or otherwise, could cause a decrease in the market price of our common stock.

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 10,733,469 shares of common stock for the account of the selling shareholders referred to in this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

The shares of common stock which may be sold by the selling shareholders pursuant to this prospectus consist of an aggregate of 10,733,469 shares held by Greenlight.

Greenlight currently beneficially owns approximately 62.0% of our common stock as of March 29, 2013. As a result, Greenlight has sufficient voting power, without the vote of any other stockholders, to determine what matters will be submitted for approval by our stockholders, to elect all of the members of our board of directors, and to determine whether a change in control of the Company occurs. E. Nelson Heumann is the chairman of our board of directors and retired from Greenlight in February 2011. Greenlight has beneficially owned more than 50% of our common stock since 2003.

The following table sets forth information about the selling shareholders as of March 29, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. The percentages of shares owned before and after the offering are based on 17,305,660 shares of our common stock outstanding as of March 27, 2013, which includes the outstanding shares of common stock offered by this prospectus. The actual number of shares of our common stock covered by this prospectus and included in the registration statement of which this prospectus forms a part, includes additional shares of our common stock that may be issued with respect to our common stock as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events. Unless otherwise indicated below, to our knowledge, the selling shareholders have sole voting and investment power with respect to their shares of common stock.

		Beneficial Ownership Before Offering			Beneficial Ownership After Offering
Name of Selling Shareholder	Class	Number of Shares Owned (2)	Percent (3)	Shares that may be Offered by this Prospectus	Number of Shares Owned (2)	Percent (3)
Greenlight Capital, L.L.C. and its affiliates (1)	Common Stock	10,733,469	62.0%	10,733,469	0	0%

(1)	Based on an amendment to Schedule 13D filed with the SEC on January 17, 2012. Greenlight Capital L.L.C., a Delaware limited liability company, beneficially owns 4,361,656 shares of Common Stock of the Issuer. Of these shares, 1,030,926 are held by Greenlight Capital, L.P., a Delaware limited partnership, and 3,330,730 are held by Greenlight Capital Qualified, L.P, a Delaware limited partnership. Greenlight Capital, Inc., a Delaware corporation, beneficially owns 8,876,611 shares of Common Stock of the Issuer. Of these shares, 1,030,926 are held by Greenlight Capital, L.P.; 3,330,730 are held by Greenlight Capital Qualified, L.P.; and 4,514,955 are held by Greenlight Capital Offshore Partners, a British Virgin Islands partnership. DME Advisors GP, L.L.C., a Delaware limited liability company, beneficially owns 1,856,858 shares of Common Stock of the Issuer. Of these shares, 750,000 are also beneficially owned by DME Advisors, L.P., a Delaware limited partnership, and 1,106,858 are also beneficially owned by DME Capital Management, L.P., a Delaware limited partnership. The 750,000 shares of Common Stock beneficially owned by DME Advisors, L.P. are held by a managed account. Of the 1,106,858 shares of Common Stock beneficially owned by DME Capital Management, L.P., 312,482 shares of Common Stock are held by Greenlight Capital Offshore Master (Gold), Ltd., a British Virgin Islands company and 794,376 shares of Common Stock are held by Greenlight Capital (Gold), L.P., a Delaware limited partnership. DME Management GP, L.L.C., a Delaware limited liability company, also beneficially owns the 794,376 shares of Common Stock of the Issuer held by Greenlight Capital (Gold), L.P. Mr. David Einhorn beneficially owns 10,733,469 shares of Common Stock of the Issuer.

Pursuant to Rule 13d-4, each of the Selling Shareholders noted above disclaims such beneficial ownership except to the extent of their respective pecuniary interests therein.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The number of shares indicated as owned after the offering assumes the sale of all shares offered by this prospectus.
(3)	Calculated based on 17,305,660 shares of our common stock outstanding on March 27, 2013.

We do not know when or in what quantities the selling shareholders may offer shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. For purposes of the table above, however, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders and that, during the offering, there will be no other sales or purchases of common stock by the selling shareholders.

Any supplement to this prospectus may contain additional or varied information about the selling shareholders and any of their pledgees, donees, assignees, transferees and successors-in-interest who may later hold their shares of common stock other than as a result of a public sale.

PLAN OF DISTRIBUTION

The selling shareholders or any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed, negotiated or market prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, not in excess of customary brokerage commissions.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also, on or after the date of this prospectus, sell the common stock short or short against the box and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such persons and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that currently there are no written or oral agreements or understandings, directly or indirectly, with any person to distribute the shares to be sold hereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders at this time. The selling shareholders, however, may enter into one or more agreements with brokers or other agents to facilitate any of the sales methods noted herein.

The shares to be sold hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares to be sold hereunder may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling shareholders or any other person.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders to the extent required under the Securities Act. We may pay some or all of the fees and expenses incurred incident to the registration of the shares other than underwriting or selling commissions or fees.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Rhonda J. Parish, our Chief Legal, People and Risk Officer. Ms. Parish beneficially owns common stock, options to acquire common stock and restricted stock units in an aggregate amount of less than 1% of our total outstanding shares of common stock.

EXPERTS

The financial statements, schedules, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy such reports at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

We have filed with the SEC a registration statement on Form S-3 to register the common shares that are being offered in this prospectus. This prospectus is part of the registration statement. Each time the selling shareholders sell shares of our common stock under the registration statement of which this prospectus is a part, the selling shareholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as and to the extent required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described above before you decide whether to invest in our common stock. This prospectus does not include all of the information contained in the registration statement. For further information about us and the common stock offered in this prospectus, you should review the registration statement, which is available at the SEC’s Internet site. You can inspect or copy the registration statement, at prescribed rates, at the SEC’s public reference facilities at the address listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically modify or supersede the prior information to the extent that the subsequent information modifies or conflicts with the prior information. We incorporate by reference the documents listed below which have been filed with the SEC:

•

Annual Report on Form 10-K for the fiscal year ended January 1, 2013 filed with the SEC on March 1, 2013, including portions of our proxy statement for the 2013 annual meeting of our stockholders, filed with the SEC on March 26, 2013, to the extent specifically incorporated by reference therein; and

•

the description of the Company’s common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 5, 2007, under the Exchange Act, and any amendment or report filed for the purpose of updating that description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of this offering are deemed to be incorporated by reference into this prospectus and will constitute a part of this prospectus from the date of filing of those documents. You should read the information incorporated by reference because it is an important part of this prospectus.

Any statement made in this prospectus concerning a document incorporated by reference will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

The Company will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, including any exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our principal executive offices as follows:

Attn: Secretary

555 Zang Street, Suite 300

Lakewood, Colorado 80228

(303) 568-8000

These documents are also available at the SEC’s website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Einstein Noah Restaurant Group, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling shareholders). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$21,506.82
Legal Fees and expenses	35,000
Accounting fees and expenses	15,000
Miscellaneous	5,000

Total	$76,506.82

Item 15. Indemnification of Directors and Officers.

Pursuant to our Restated Certificate of Incorporation, the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Also pursuant to our Restated Certificate of Incorporation, no director of the Company shall be personally liable to the Company or any stockholder of the Company for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Pursuant to our Fourth Amended Bylaws, the Company is obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

We also maintain customary insurance covering directors and officers.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Item 16. Exhibits and Financial Statement Schedule

Exhibit Number	Description

5.1	Opinion of Rhonda J. Parish

23.1	Consent of Grant Thornton LLP

23.2	Consent of Rhonda J. Parish (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on this 29th day of March, 2013.

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:	/s/ JEFFREY J. O’NEILL
Name:	Jeffrey J. O’Neill
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rhonda J. Parish and Emanuel P. N. Hilario, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities shown on March 29, 2013.

SIGNATURE	TITLE

/s/ JEFFREY J. O’NEILL Jeffrey J. O’Neill	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ EMANUEL P. N. HILARIO Emanuel P. N. Hilario	Chief Financial Officer (Principal Financial Officer)

/s/ ROBERT E. GOWDY, JR. Robert E. Gowdy, Jr.	Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ E. NELSON HEUMANN E. Nelson Heumann	Chairman of the Board of Directors

/s/ MICHAEL W. ARTHUR Michael W. Arthur	Director

/s/ FRANK C. MEYER Frank C. Meyer	Director

/s/ EDNA K. MORRIS Edna K. Morris	Director

/s/ THOMAS J. MUELLER Thomas J. Mueller	Director

/s/ S. GARRETT STONEHOUSE, JR. S. Garrett Stonehouse, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Rhonda J. Parish

23.1	Consent of Grant Thornton LLP

23.2	Consent of Rhonda J. Parish (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page)